701 Evans Avenue 8th Floor Toronto, Ontario Canada M9C 1A3	telephone: facsimile: email: website:	(416) 626-6000 (416) 626-8650 info@mscm.ca www.mscm.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated July 25, 2008 relating to the audit of the consolidated financial statements of Pansoft Company Limited and to the reference to our Firm under the caption “Experts” in the Prospectus.

Signed: “MSCM LLP”

MSCM LLP

Chartered Accountants

Licensed Public Accountants

July 25, 2008